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Mr. Jim Duey                                                 January 6, 1998
Insignia Properties Trust
One Insignia Financial Plaza
P. O. Box 1089
Greenville, South Carolina 29602

Reference:   Appraisal report of the Stone Mountain West Apartments located at
             1150 Rankin Street, Stone Mountain, Georgia

Dear Mr. Duey:

In compliance with your request, we have inspected and appraised the above captioned property as of December 29, 1997. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

Briefly described, the subject property consists of three contiguous tracts of land totaling 12.68 acres which are partially improved with a 133-unit apartment complex. The smallest of the three tracts is vacant and is zoned R-75 which restricts development to single-family and duplex uses. The improvements consist of 16 two story townhouse buildings containing a total of 205,222 net rentable square feet, built in 1972. Additional improvements include a leasing office/clubhouse building, swimming pool, small playground area, asphalt paved parking areas, concrete paved walkways and landscaping.

The purpose of the appraisal is to estimate the Market Value of the Fee Simple Estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with and subject to the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and Uniform Standards of Professional Appraisal Practice (USPAP) as promulgated by the Appraisal Standards Board of the Appraisal Institute.

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

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Mr. Jim Duey                                                   January 6, 1998
Insignia Properties Trust                                               Page 2

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of December 29, 1997 is:

                   FIVE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS
                                      ($5,750,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusions.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

       /s/ Steven J. Goldberg                         /s/ John J. Fisher
By:   Steven J. Goldberg, MAI                   By:  John J. Fisher
      Senior Vice President                          Senior Appraiser


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Mr. Jim Duey                                               December 17, 1997
Financial Analyst
Insignia Financial Group Corporation
One Insignia Financial Plaza
P. O. Box 1089
Greenville, South Carolina 29602

Reference:   Quail Hollow Apartments
             2700 Feather Run Trail
             West Columbia, South Carolina

Dear Mr. Duey:

In compliance with your request, we have inspected and appraised the above captioned property as of November 19, 1997. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

Briefly described, the subject property consists of approximately 18.07 acres of land improved with a 215 unit apartment project. The improvements, which were constructed in 1974, contain 259,858 net rentable square feet. Additional improvements include a management/leasing office, tennis courts, swimming pool, clubhouse, paved surface parking and walkways, and landscaping.

The purpose of this report is to estimate the Market Value of the Fee Simple Estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards
Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value.

This Summary Appraisal Report updates a Self-contained Appraisal Report previously prepared on the subject property by this firm. The aforementioned appraisal report is dated April 5, 1996 and has an effective date of value of March 19, 1996 (referred to hereafter as the April 5, 1996 report). Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file.


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Mr. Jim Duey                                                 December 17, 1997
Insignia Financial Group, Inc.                                          Page 2

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of November 19, 1997 is:

                       SIX MILLION ONE HUNDRED THOUSAND DOLLARS
                                      ($6,100,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusions.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

       /s/ Steven J. Goldberg                         /s/ David E. Dodd
By:   Steven J. Goldberg, MAI                   By:  David E. Dodd
      Senior Vice President                          Senior Appraiser


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Mr. Jim Duey                                                 January 6, 1998
Insignia Properties Trust
One Insignia Financial Plaza
P. O. Box 1089
Greenville, South Carolina 29602

Reference:   Appraisal report of the Heritage Point Apartments located at
             1349 Redmond Circle, Rome, Georgia

Dear Mr. Duey:

In compliance with your request, we have inspected and appraised the above captioned property as of December 29, 1997. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

Briefly described, the subject property consists of two contiguous tracts of land totaling 10.3 acres, which are zoned R-2C, High Density Multi Family Residential and improved with a 149-unit apartment complex. The improvements consist of 19 two-story buildings containing a total of 139,456 net rentable square feet, built in 1966 and 1970. Additional improvements include a swimming pool, playground area, laundry facilities, asphalt paved parking areas, concrete paved walkways and landscaping.

The scope of the appraisal included an inspection of the subject and extensive analysis of the economic factors affecting the subject's competitive position in the influencing market. Primary emphasis was placed on the value derived within the Income Capitalization Approach with secondary support coming from the value derived within the Sales Comparison Approach. The analyses, opinions, assumptions and conclusions were prepared by the undersigned and are contained within the attached Summary Appraisal Report.

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

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Mr. Jim Duey                                                   January 6, 1998
Insignia Properties Trust                                               Page 2

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of December 29, 1997 is:

                      TWO MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                      ($2,700,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusions.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

       /s/ Steven J. Goldberg                         /s/ John J. Fisher
By:   Steven J. Goldberg, MAI                   By:  John J. Fisher
      Senior Vice President                          Senior Appraiser


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Mr. J.L. Snedigar                                              February 4, 1998
Senior Asset Manager
Insignia Financial Group, Inc.
One Shelter Place
P. O. Box 1089
Greenville, South Carolina 29602

Reference:  Windsor Hills Apartments
            Ascot Lane
            Blacksburg, Montgomery County, Virginia

Dear Mr. Snedigar:

In accordance with your request, we have prepared an appraisal on the above referenced property. The purpose of the appraisal is to estimate of the Market Value of the Fee Simple Estate of the subject property as of January 31, 1998.

Briefly described, the subject site consists of 22 acres located at the intersection of Ascot Lane and Harding Avenue. The complex consists 25 three-story, walk-up, garden apartment buildings containing 300 units. There are 25 studio units, 78 one-bedroom units, 152 two-bedroom units and 45 three-bedroom units. Additional improvements include a clubhouse building (which also houses the office and a fitness center), a swimming pool, tennis court, Basketball court, playground, laundry facilities, asphalt paved parking area, concrete paved walkways and extensive landscaping.

The scope of the assignment consisted of a Complete Appraisal and included an inspection of the subject property and an analysis of the surrounding market. The Sales Comparison and Income Capitalization Approaches have been employed in the valuation of the subject property. Due to the income producing nature of the subject property, the Income Approach has been accorded most significance in the appraisal process.

Continued...

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Mr. J.L. Snedigar                                           February 4, 1998
Insignia Financial Group, Inc.                                        Page 2

The analysis, opinions, assumptions and conclusions were prepared by the undersigned and are contained within the attached Summary Appraisal Report. This report presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value.

Special attention must be given to the Appraisal Assumptions and Limiting Conditions section of the report which further identify the scope and use of this appraisal. The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Based upon the data, analyses and conclusions contained within this appraisal report, it is our opinion that the Market Value of the Fee Simple Estate of the subject property, as of December 31, 1997 is:

                      TEN MILLION ONE HUNDRED THOUSAND DOLLARS
                                     ($10,100,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusions.

Sincerely,

    /s/ F. Brian Johnson
By: F. Brian Johnson, MAI
    Senior Vice President